UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Mister Car Wash, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40542	47-1393909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 E. 5th Street
Tucson, Arizona		85705
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (520) 615-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 6, 2025 (the “Transition Date”), Mister Car Wash, Inc. (the “Company”) initiated an employment transition for Markus Hartmann, pursuant to which he ceased to serve as General Counsel of the Company. On January 24, 2025, the Company and Mr. Hartmann entered into a Transition and Severance Agreement (the “Transition Agreement”), effective as of the Transition Date. Pursuant to the terms of the Transition Agreement, Mr. Hartmann will continue to be employed with, and provide transition services to, the Company from the Transition Date through February 6, 2025 (the “Separation Date,” and such period, the “Transition Period”).

The Transition Agreement provides that: (1) Mr. Hartmann will continue to receive his base salary during the Transition Period; (2) the Company will continue to pay the employer portion of premiums for the continuation of Mr. Hartmann’s healthcare coverage until February 28, 2025; and (3) Mr. Hartmann will continue to be eligible to earn an annual cash performance bonus under the MCW Executive Bonus Program for the 2024 fiscal year, payable pursuant to the terms of that program. Additionally, Mr. Hartmann’s unvested equity awards that are scheduled to vest in 2025 will accelerate and immediately vest on the Separation Date, and all remaining unvested equity awards will be forfeited. Further, the exercise period for his vested options shall be extended for a period of 12 months following the Separation Date.

Following the Transition Period, the Transition Agreement provides that from February 7, 2025 through March 6, 2026 (the “Severance Period”), Mr. Hartmann will receive a monthly severance payment of $30,000, reduced by taxes and withholdings. Commencing February 28, 2025, Mr. Hartmann will also be eligible for a continuation of healthcare coverage at his own expense under the provisions of COBRA for a period of up to 18 months. The employer and employee portion of premiums for the continuation of Mr. Hartmann’s healthcare coverage until March 31, 2026 will be added to his monthly severance payments.

The Transition Agreement also includes customary confidentiality and non-disparagement provisions, as well as a release by Mr. Hartmann of any claims against the Company.

The foregoing description of the Transition Agreement is not complete and is subject to and qualified in its entirety by the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Transition and Severance Agreement, effective as of January 6, 2025, by and between Mister Car Wash, Inc. and Markus Hartmann
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTER CAR WASH, INC.

Date:	January 29, 2025	By:	/s/ Jedidiah Gold
Jedidiah Gold Chief Financial Officer